QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS (PRICEWATERHOUSECOOPERS LLP)

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 16, 2003, except for Note Y, as to which the date is February 21, 2003, relating to the consolidated financial statements, which appears in the 2002 Annual Report to Stockholders, which is incorporated by reference in International Business Machines Corporation's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the incorporation by reference of our report dated January 16, 2003, except for note Y, as to which the date is February 21, 2003, relating to the financial statement schedule which appears in the Annual Report on Form 10-K for the year ended December 31, 2002.

        We also consent to the incorporation by reference in this Registration Statement of our report dated June 28, 2002 relating to the financial statements, which appears in the Annual Report of the IBM Tax Deferred Savings 401(k) Plan on Form 11-K for the year ended December 31, 2001.

/s/ PRICEWATERHOUSECOOPERS LLP PricewaterhouseCoopers LLP New York, New York April 29, 2003

QuickLinks

  EXHIBIT 23.1